EXHIBIT 21.1     SUBSIDIARIES OF THE REGISTRANT



                                                         % of
                                                        Voting
                                       Jurisdiction   Securities
                                            of         Held at
                                       Incorporation   December
Name of Corporation                         or           31,
                                         Organizatio      1997

                                            n           (2)


Amcorp, Inc.                           Delaware            100%
  ASC Holdings, Inc.                   Utah                100
  Amalgamated Research, Inc.           Idaho               100

Valcor, Inc.                           Delaware            100
   Medite Corporation                  Delaware            100
   CompX International Inc.            Delaware            100
     Waterloo Furniture Components     Canada              100
Limited

Other wholly-owned
   Valmont Insurance Company           Vermont             100
     New England Insurance Services    Vermont             100
Company                                Delaware            100
   Impex Realty Holding, Inc.
NL Industries, Inc. (1)                New Jersey           57

Andrews County Holdings, Inc.          Delaware            100
   Waste Control Specialists LLC       Delaware             58
     Greenhill Technologies Inc.       Delaware             50
   Tecsafe LLC                         Delaware             50


(1)Subsidiaries of NL are incorporated by reference to Exhibit 21.1 of NL's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-
   640).

(2)Held by the Registrant or the indicated subsidiary of the Registrant.